Exhibit 99.1

FOR IMMEDIATE RELEASE

Beeline Holdings Reports Q2 2025 Results: Highlights Include Improved Revenue, Reduced Debt and Significant Cash on Hand

Providence, Rhode Island - August 14, 2025 - Beeline Holdings, Inc. (Nasdaq: BLNE), the emerging digital mortgage lender and SaaS platform, today announced financial results for the second quarter ended June 30, 2025.

Q2 2025 & Extended Highlights

●	Funded loan volume of $52 million, up 31% from Q1 2025.

●	Revenues of $1.7 million improved 27% from Q1 2025, excluding Bridgetown Spirits.

●	Divested Bridgetown Spirits Corp. in July 2025, paving the way for complete focus on the digital mortgage space.

●

Paid down $2.7 million of debt in Q2 2025 and expecting to be debt free by November 1st. Total outstanding debt (excluding warehouse facility to fund loans) at $0.8 million. Debt paid in 2025 of $6.2 million.

●	Cash on hand at end of Q2 2025 of $6.3 million with equity at $55 million.

●	GAAP net loss of $4.1 million for Q2 2025 vs $6.9 million for Q1 2025.

●	Adjusted EBITDA (a non-GAAP financial measure) was a $2.8 million loss for Q2 2025 vs a $3.5 million loss for Q1 2025, excluding Bridgetown Spirits.

●	Monthly operating profitability expected January 2026.

●

Facilitated closing of the first fractional sale of equity in residential real estate under our new BeelineEQUITY product supported by our crypto-issuing partner (a related party); we expect to close 10 more transactions prior to a full scale launch in early October 2025.

●	Reduced recurring expenses by $0.3 million per month, which will be fully realized in September.

●	Sequential improvement throughout the quarter, and while July numbers are still being reviewed, we believe it was our best month in more than 3 years, topping April, our previous best in 3 years, by about 15%.

Despite existing challenges in the mortgage space combined with the significant costs of being an early-stage public company, Beeline continues to grow its revenue while reducing its overall expenses and continues to build its digital AI platform of conventional, non-QM mortgages and SaaS products. Beeline is well positioned to grow revenue quickly assuming interest rates come down and with an early October launch of our high demand equity product with backing from a partner that is not tied to interest rates and leverages cryptocurrency tied to the real-world asset of residential properties. Beeline is laser focused on building long term shareholder value through sustained growth that comes from offering compelling products and services. While we believe our revenue can grow fast in an improved real estate market combined with new products and services which we believe are on the near horizon, our primary objective is building repeatable, predictable and scalable long-term growth.

An Exciting Quarter for Beeline

“Beeline is positioned for strong growth driven by unmatched product differentiation, diversification, and disruption,” said Nick Liuzza, Co-Founder and CEO of Beeline Holdings. “Much of the groundwork was laid in Q2, and early results are promising—July revenue was up 15% from our highest month in the past three years, while marketing expenses dropped by 20%. With our financial position significantly improved and non core service lines have been eliminated we plan to replicate this formula moving forward.”

Financial Performance

Financial results are presented excluding the operating results of Bridgetown Spirits, which have been classified as discontinued operations for the three and six months ended June 30, 2025 and 2024. The consolidated financial information for Q1 2025 has been adjusted to reflect comparable information.

Beeline reported total net revenues of $1.7 million in Q2 2025 with mortgage-related metrics showing strong year-over-year growth, with the average loan amount up 24%, revenue per loan up 28%, and title revenue up 93%. Operating expenses totaled $5.6 million, including $2.2 million in salaries and benefits, $1.2 million in professional fees (primarily non-recurring costs), $0.8 million in marketing, and $0.8 million in non-cash depreciation and amortization. The Company reported an operating loss of $3.9 million and a net loss from continuing operations of $4.0 million, which includes $0.4 million in interest expense. Beeline improved adjusted EBITDA by $0.8 million from Q1 2025.

As of quarter-end, Beeline had $6.3 million in cash and had reduced payables by $0.8 million.

“We’ve launched a scalable, AI-first fintech mortgage, title, SaaS product and fractional equity platform that’s gaining speed fast,” said CFO Chris Moe. “Q2 is more than a milestone—it’s the start of a structural shift toward stronger financial performance and market leadership.”

Use of a Non-GAAP Measure

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Beeline nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA, a non-GAAP financial measure, to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measure has inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measure to the most comparable GAAP financial measure. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between Beeline and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each.

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items.

The following table presents a reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended
	June 30, 2025	March 31, 2025
Net loss	$(4,140)	$(6,927)
Interest expense	388	1,889
Depreciation and amortization	836	820
Net loss from discontinued operations	138	224
Stock-based compensation expense	-	130
Merger-related expenses (1)	-	321
Adjusted EBITDA	$(2,778)	$(3,543)

(1)	Merger-related expenses include the costs related to the shareholder meeting on March 7, 2025 to approve the name changing to Beeline Holdings, Inc. and to approve the Series F and F-1 Preferred Stock (shares received in the merger) to convert to common shares, as well as costs related to the Nasdaq initial listing.

About Beeline Holdings, Inc.

Beeline Holdings is a technology-forward mortgage and title platform designed to simplify home financing for a new generation of buyers. By combining AI, automation, and modern UX, Beeline offers faster, more accessible, and more transparent home loan experiences for real estate investors and primary homebuyers alike. For more, visit www.makeabeeline.com.

Conference Call

Date and Time: Thursday, August 14, 2025 at 5:00 pm ET

The call will be led by Nick Liuzza, Chief Executive Officer, and Chris Moe, Chief Financial Officer.

Participants may join the call by dialing in using the information provided below or by accessing the live webcast via the following link:

Participant Dial In (toll free): 1-833-752-5070

Participant International Dial In: 1-647-849-3415

Listen only link: https://www.gowebcasting.com/14078

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected or projected financial condition and operating performance in the future, the company’s prospects and ability to achieve various milestones, anticipated trends in the mortgage loan industry and the company’s prospective new technology offerings and strategic partnerships including a planned new innovative equity product and advances to its SaaS innovation initiatives as well as the anticipated or potential benefits of these efforts. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the state of the U.S. economy, inflation and interest rates, the future of U.S. tariff policy, our need for additional capital to meet future goals and milestone targets, our ability to attract homeowners to our products and services, the demand for and success of the fractional sale of equity transactions and our collaboration with a related party entity with respect thereto, the ability of us and third parties on which we depend to comply with applicable regulatory requirements, the risk that software and technology infrastructure on which we depend fail to perform as designed or intended, and the Risk Factors contained in our Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

investors@makeabeeline.com

Media Contact:

press@makeabeeline.com